                                                                     Exhibit 7.6

                     PIVOTAL SELF SERVICE TECHNOLOGIES INC.
                         PROFORMA FINANCIAL INFORMATION
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                     PIVOTAL SELF SERVICE TECHNOLOGIES INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                             AS AT DECEMBER 31, 2002
                                 (IN US DOLLARS)

                                     ASSETS

                                                                                                      Pro-Forma
                                                                   Consolidated                     Consolidated
                                                                   Pivotal Self                     Pivotal Self
                                                                      Service         Battery          Service
                                                                   Technologies       Business      Technologies
                                                                       Inc.            Note 1            Inc.
                                                                   ------------       --------      ------------
CURRENT
    Cash                                                            $    38,677          -           $    38,677
    Accounts receivable                                                 122,129          -               122,129
    Note receivable                                                      40,000          -                40,000
    Assets of discontinued operations                                    23,749          -                23,749
                                                                    -----------                      -----------
TOTAL CURRENT ASSETS                                                    224,555          -               224,555

INTANGIBLE ASSETS                                                       235,664          -               235,664
ASSETS OF DISCONTINUED OPERATIONS                                       117,251          -               117,251
                                                                    -----------                      -----------
TOTAL ASSETS                                                        $   577,470          -           $   577,470
                                                                    -----------                      -----------
                                                                    -----------                      -----------

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
    Accounts payable                                                $   124,805          -           $   124,805
    Accrued liabilities
       Interest                                                          43,035          -                43,035
       Professional fees                                                 10,650          -                10,650
       Director's fees                                                   18,300          -                18,300
       Other                                                              7,152          -                 7,152
    Notes payable                                                       317,774          -               317,774
    Senior subordinated convertible debentures                          141,500          -               141,500
    Liabilities of discontinued operations                               19,600          -                19,600
                                                                    -----------                      -----------
TOTAL CURRENT LIABILITIES                                               682,816          -               682,816
                                                                    -----------                      -----------
    NOTES PAYABLE                                                        70,000          -                70,000
                                                                    -----------                      -----------
TOTAL LIABILITIES                                                       752,816          -               752,816
                                                                    -----------                      -----------

STOCKHOLDERS' DEFICIENCY
Preferred stock, $100 par value, 8%, non-voting, convertible,
2,000 shares authorized, no shares issued and outstanding                     -          -                    -
Common stock, $.001 par value, 150,000,000 shares
authorized,53,953,606 shares issued and outstanding                      53,953          -                53,953
Common stock subscribed                                                 252,750          -               252,750
Additional paid-in capital                                            8,039,213          -             8,039,213
Accumulated deficit                                                  (8,521,262)         -            (8,521,262)
                                                                    -----------                      -----------
    TOTAL STOCKHOLDERS' DEFICIENCY                                     (175,346)         -              (175,346)
                                                                    -----------                      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                      $   577,470          -           $   577,470
                                                                    -----------                      -----------
                                                                    -----------                      -----------

                     PIVOTAL SELF SERVICE TECHNOLOGIES INC.
                        PRO-FORMA STATEMENT OF OPERATIONS
               FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2002
                                 (IN US DOLLARS)

                                                                                                                   Pro-Forma
                                                                         Pivotal Self           Battery           Consolidated
                                                                            Service            Business           Statement of
                                                                       Technologies Inc.        Note 1             Operations
                                                                       -----------------    ---------------      --------------
Revenues                                                                 $        13,162    $       533,091      $      546,253
Cost of goods sold                                                                     -            459,558             459,558
                                                                         ---------------    ---------------      --------------
Gross profit                                                                      13,162             73,533              86,695

Operating expenses
     Selling, general and administrative                                          82,800            258,264             341,064
     Occupancy                                                                    40,096                  -              40,096
     Interest                                                                     25,529                  -              25,529
                                                                         ---------------    ---------------      --------------
                  Total operating expenses                                       148,425            258,264             406,689

Other (income) expense
     Non-cash financing expense                                                   92,000                  -              92,000
     Realized loss/write down of marketable securities                            14,400                  -              14,400
                                                                         ---------------    ---------------      --------------
                  Total expenses                                                 254,825            258,264             513,089
                                                                         ---------------    ---------------      --------------
Loss before taxes and discontinued operations                                   (241,663)          (184,731)           (426,394)

Income taxes
     Provision for income taxes                                                        -             (7,618)             (7,618)
                                                                         ---------------    ----------------     ---------------
Loss before discontinued operations                                             (241,663)          (192,349)           (434,012)

Discontinued operations
     Income (loss) from operations of discontinued operations,
       net of tax                                                                 18,913                  -              18,913
     Gain from management fee forgiveness                                         54,037                  -              54,037
     Gain on disposal of subsidiary, net of tax                                   39,003                  -              39,003
                                                                          --------------     --------------      --------------
Income (loss) from discontinued operations                                       111,953                  -             111,953
                                                                          --------------     --------------      --------------
Net loss                                                                  $     (129,710)    $     (192,349)     $     (322,059)
                                                                          --------------     --------------      --------------
                                                                          --------------     --------------      --------------
Pro-forma loss per share of common stock:
Weighted average number of common shares outstanding                                                                 51,917,502
     Loss per share                                                                                              $       (0.006)
     Loss from continuing operations                                                                             $       (0.008)
     Earnings from discontinued operations                                                                       $        0.002

                     PIVOTAL SELF SERVICE TECHNOLOGIES INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                             AS AT DECEMBER 31, 2001
                                 (IN US DOLLARS)

                                     ASSETS

                                                                                                          Pro-Forma
                                                                        Consolidated                     Consolidated
                                                                        Pivotal Self                     Pivotal Self
                                                                           Service        Battery          Service
                                                                        Technologies     Business        Technologies
                                                                           Inc.           Note 1             Inc.
                                                                        ------------    ----------       ------------
CURRENT
    Marketable securities                                               $     16,000         -           $     16,000
    Receivables                                                                1,554         -                  1,554
    Prepaid expenses                                                           5,879         -                  5,879
                                                                        ------------                     ------------
TOTAL CURRENT ASSETS                                                          23,433         -                 23,433

EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                                     7,763         -                  7,763
                                                                        ------------                     ------------
TOTAL ASSETS                                                            $     31,196         -           $     31,196
                                                                        ------------                     ------------
                                                                        ------------                     ------------

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
    Bank overdraft                                                       $    11,839         -            $    11,839
    Accounts payable                                                         169,982                          169,982
    Accrued liabilities
       Interest                                                               21,226         -                 21,226
       Professional fees                                                      23,000         -                 23,000
       Director's fees                                                        18,300         -                 18,300
       Other                                                                  29,500         -                 29,500
    Notes payable                                                            155,000         -                155,000
    Senior subordinated convertible debentures                               141,500         -                141,500
                                                                        ------------                     ------------
TOTAL CURRENT LIABILITIES                                                    570,347         -                570,347
                                                                        ------------                     ------------

STOCKHOLDERS' DEFICIENCY
Preferred stock, $100 par value, 8%, non-voting,  convertible,
2,000 shares authorized, no shares issued and outstanding                          -         -                      -
Common stock, $.001 par value, 150,000,000 shares authorized,
43,042,306 shares issued and outstanding                                      43,042         -                 43,042
Common stock subscribed                                                       41,250         -                 41,250
Additional paid-in capital                                                 7,768,109         -              7,768,109
Accumulated deficit                                                       (8,391,552)        -             (8,391,552)
                                                                        ------------                     ------------
    TOTAL STOCKHOLDERS' DEFICIENCY                                          (539,151)        -               (539,151)
                                                                        ------------                     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                          $     31,196         -           $     31,196
                                                                        ------------                     ------------
                                                                        ------------                     ------------

                     PIVOTAL SELF SERVICE TECHNOLOGIES INC.
                        PRO-FORMA STATEMENT OF OPERATIONS
               FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2001
                                 (IN US DOLLARS)

                                                                                                                   Pro-Forma
                                                                         Pivotal Self        Battery              Consolidated
                                                                            Service          Business             Statement of
                                                                       Technologies Inc.      Note 1               Operations
                                                                       -----------------    ----------           --------------
Revenues                                                                 $             -    $             -      $            -
Cost of goods sold                                                                     -                  -                   -
                                                                         ---------------    ---------------      --------------
Gross profit                                                                           -                  -                   -

Operating expenses
     Selling, general and administrative                                         353,812                  -             353,812
     Occupancy                                                                    13,294                  -              13,294
     Interest                                                                     74,516                  -              74,516
                                                                         ---------------    ---------------     ---------------
                  Total operating expenses                                       441,622                  -             441,622

Other (income) expense
     Non-cash financing expense                                                2,317,594                  -           2,317,594
     Realized loss/write down of marketable securities                            17,000                  -              17,000
     Other income                                                                 (5,000)                 -              (5,000)
                                                                         ----------------   ---------------     ----------------
                  Total expenses                                               2,771,216                  -           2,771,216
                                                                         ---------------    ---------------     ---------------
Loss before extraordinary item and discontinued operations                    (2,771,216)                 -          (2,771,216)

Extraordinary item
     Cancellation of indebtedness                                                180,251                  -             180,251
                                                                         ---------------    ---------------     ---------------
Loss before discontinued operations                                           (2,590,965)                 -          (2,590,965)

Discontinued operations
     Income (loss) from operations of discontinued operations, net
       of tax                                                                    (48,131)                 -             (48,131)
     Gain from management fee forgiveness                                         20,083                  -              20,083
                                                                         ---------------    ---------------     ---------------
(Loss) from discontinued operations                                              (28,048)                 -             (28,048)
                                                                         ---------------    ---------------      --------------
Net loss                                                                 $    (2,619,013)   $             -     $    (2,619,013)
                                                                         ---------------    ---------------     ---------------
                                                                         ---------------    ---------------     ---------------
Pro-forma basic net loss per share of common stock:
Weighted average number of common shares outstanding                                                                 27,576,124
     Basic loss per share                                                                                       $         (0.09)
     Loss from continuing operations                                                                            $         (0.10)
     Extraordinary item                                                                                         $         (0.01)
     Loss from discontinued operations                                                                          $         (0.00)

                     PIVOTAL SELF SERVICE TECHNOLOGIES INC.
            NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

Note 1  BASIS OF PRESENTATION

        The accompanying consolidated statements of operations give effect to the acquisition of certain assets of DCS Battery Sales Ltd. (the "Battery Business") by Pivotal Self Service Technologies Inc. ("Pivotal") on December 31, 2002.

        The pro forma consolidated financial statements of Pivotal included herein have been prepared by management of Pivotal in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the December 31, 2002 and 2001 (audited) financial statements of Pivotal and the December 31, 2002 (audited) financial statements of the Battery Business, together with other information available to the corporations. In the opinion of management of Pivotal, these pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of the Battery Business by Pivotal as described below.

        The pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Pivotal and the Battery Business referred to above and included elsewhere in this Form 8-K/A. The pro forma consolidated statements of operations gives effect to the acquisition of the Battery Business as if it had occurred at the start of the fiscal period beginning on January 1, 2001.

        The Battery Business began effectively on January 1, 2002, therefore the consolidated statement of operations for the year ended December 31, 2001, did not require any adjustments. The battery business was acquired on December 31, 2002 and the audited consolidated financial statements of the Company as filed in the Company's Form 10-KSB/A reflect all assets and liabilities acquired, therefore the audited proforma consolidated balance sheet at December 31, 2002 did not require any pro-forma adjustments. The consolidated balance sheet as at December 31, 2001 did not require any pro-forma adjustments either due to the Battery Business starting effective January 1, 2002. These pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

        The Battery Business flowed through several Canadian companies (Decade Battery Ltd., DCS Battery Sales Ltd. DCS Electronics Limited and Prime Battery Products Limited). The financial statements of the Battery Business were prepared in accordance with United States generally accepted accounting principles as they relate to those financial statements.

        The financial statements of the Battery Business have been converted from Canadian dollars ("CDN") to United States dollars ("US") as follows:

        Revenues and expenses for the one-year period ended December 31, 2002 at the average rate of exchange in effect for the period of one Canadian dollar equals $0.63955 US dollars.

                                                                   CAD $            US $
                                                                 --------         --------
          Sales                                                   833,541          533,091
          Cost of goods sold                                      718,565          459,558
                                                                 --------         --------
          Gross profit                                            114,976           73,533

          Selling, general & administrative expenses              403,822          258,264
                                                                 --------         --------
          Loss before income taxes                               (288,846)        (184,731)
          Provision for income taxes                              (11,912)          (7,618)
                                                                 --------         --------

          Loss                                                   (300,758)        (192,349)
                                                                 --------         --------

Note 2  BUSINESS ACQUISITION

        On December 31, 2002, the Company, through a newly incorporated wholly owned subsidiary named Prime Battery, acquired certain assets of DCS Battery Products Ltd. ("DCS Battery").

        DCS Battery is owned by a relative of the Company's Chief Executive Officer and one of its Directors.

        Under the terms of the agreement Prime Battery acquired assets as follows:

          - All assets and intellectual property rights of DCS Battery including all trademarks, tradenames, distribution agreements with Konnoc Battery in Canada and the United States of America, and all agreements or relationships with dollar stores in Canada and the United States,

          -    All inventory, and

          -    All contracts, books and records.

          in exchange for:

          - 6,000,000 newly issued common shares of the Company's common stock, and

          - The right to earn an additional 2,000,000 newly issued common shares of Pivotal for every $100,000 of net profit earned by the Prime Battery business during the two year period beginning on November 1, 2002 to a maximum of 10,000,000 additional shares.

          Under the terms of the agreement the Company also agreed as follows:

          - To finance the newly acquired business with $126,780 (CAD$200,000) in cash,

          - To share up to 50% of the net gross profit (subject to the Prime Battery business earning a minimum gross profit of 15%) of the business with A.C. Simmonds and Sons ("ACS" an entity also owned by a relative of the Company's Chief Executive Officer) in exchange for management, distribution and logistical services provided by ACS to the Prime Battery business, and

          - To sell any battery products to ACS intended to be sold to industrial accounts at cost plus 10%.

        At December 31, 2002 the Company opted not to acquire any of the inventories owned by DCS Battery for its own account.

        The acquisition is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

          Current assets                                             $165,028
          Intangible assets                                           235,664
                                                                     --------
                                                                      400,692
          Less:
          Liabilities                                                 160,692
                                                                     --------
          Net assets acquired at fair values                         $240,000

          Total consideration:
          6,000,000 shares of the Pivotal's common stock             $240,000

        The excess of the purchase price over net assets acquired has been allocated to intangible assets, representing customer lists and non-contractual customer relationships. Management has valued the intangible assets at $235,664 based on estimated future cash flows arising from two retail customers.

Note 3  PRO-FORMA BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

        Pro-forma basic and diluted earnings (loss) per share has been calculated using the historical weighted average number of shares previously reported and amended as if the pro-forma common shares of Pivotal issued pursuant to the acquisition have been outstanding since the beginning of the periods. Diluted earnings per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.